Exhibit 6.1

DEALMAKER SECURITIES LLC ORDER FORM

Customer: InGen Dynamics Inc	Contact: Arshad Hisham
Address: 2225 E Bayshore Rd, Palo Alto, CF, 94303, USA	Phone: (650) 353-5782
Commencement Date: October 31, 2022	E-Mail: arshad.hisham@getaido.com

By its signature below in the applicable section, Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described in Exhibit A. Referenced within this Order Form are third party services provided by affiliates of DealMaker Securities LLC, subject to the Terms of Service applicable thereto (each such affiliates, a “Company”).

Customer confirms that it understands the terms of this Order Form and the applicable Terms of Services, and by preceding with its order, agrees to be bound contractually with each respective Company. The Applicable Terms of Service include and contain, among other things, warranty disclaimers, liability limitations and use limitations.

There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by a Company and Customer in writing.

CUSTOMER	DEALMAKER SECURITIES LLC

/s/ Arshad Hisham	/s/ Mat Goldstein
Authorized Representative	Authorized Representative

Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described here and in Schedule A, with the Fees described on Schedule A hereto

Schedule A

Regulation A+ Offering Fees

Fees related to the Offering are set forth in the categories below and are denominated in USD. Total expenses for the offering, including fees payable to DealMaker Securities and its affiliates as well as fees payable to third parties may vary depending on the amount of capital raised, and are anticipated as follows

Total Offering Amount	Maximum Compensation (To DealMaker Securities, Affiliates and Third-Parties)
$2,500,000	$250,000 (10)%
$5,000,000	$450,000 (9)%
$7,500,000	$637,500 (8.5)%
$10,000,000	$800,000 (8)%

To ensure adherence to fair compensation guidelines, DealMaker Securities will ensure that, in any scenario, the aggregate fees payable to DealMaker Securities and its affiliates (but excluding third-party expenses) shall never exceed the amounts set forth in the column entitled “Maximum”.

If the Offering is fully subscribed, the maximum fees will be $800,000

DealMaker Securities LLC (and affiliate) Fees:

A.	Advisory and Consulting Services Prior to Launch

a.	$35,000 Advance (an advance against accountable expenses anticipated to be incurred, and refunded to extent not actually incurred).

Services may include:

Due Diligence Review

●	Reviewing and performing due diligence on Issuer and Principals and consulting with Issuer regarding same

Consulting on Infrastructure for Self-Directed Electronic Road Show

●	Consulting with Issuer on best business practices regarding raise in light of current market conditions and prior self-directed capital raises

●	White-labeled platform customization to capture investor acquisition through the platform’s analytic and communication tools

●	Consulting with Issuer on question customization for investor questionnaire

●	Consulting with Issuer on selection of webhosting services

●	Consulting with Issuer on completing template for campaign page

●	Advising Issuer on compliance of marketing material and other communications with the public with applicable legal standards and requirements

●	Providing advice to Issuer on content of Form 1A and Revisions

●	Advising Issuer on how to configure platform and link between prospective investors and the Issuer

●	Provide extensive, review, training, and advice to Issuer and Issuer personnel on how to configure and use electronic platform powered by DealMaker.tech

●	Assisting in the preparation of state, SEC and FINRA filings

●	Working with the Client’s SEC counsel in providing information to the extent necessary Consulting on Marketing for Self-Directed Electronic Road Show

●	Assign an experienced designer to assist the Issuer on messaging

●	Providing expertise on pre-existing Issuer created assets

●	Providing direction on the creation of additional Issuer assets

●	Consulting with Issuer on the creation of assets for all paid media and email campaigns (i.e Google Ads, Advertising Partners, Social Platform advertising)

●	Advising Issuer on website design and implementation

In the event that the Financial Industry Regulatory Authority (“FINRA”) Department of Corporate Finance does not issue a no objection letter for the Offering, all DMS Fees are fully refundable other than services actually rendered in accordance with DMS standard hourly rates.

B.	Regulatory Corporate Filing Fees

a. Up to $2,000 for reimbursement of actual out of pocket costs and expenses related to regulatory pass-through fee payable to DMS, from the Customer, who will then forward it to appropriate regulatory agencies in payment for the filing. These fees are due and payable prior to any submission by DMS to such agencies.

C.	Transaction Fees During the Offering:

a.	Advisory, Compliance and Consulting Services During the Offering: 1% cash (calculated monthly)

●	Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

●	If necessary, discussions with the issuer regarding additional information or clarification on an issuer-invited investor;

●	Coordinating with third party agents and vendors in connection with performance of services;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor’s participation;

●	Contacting and/or notifying the company, if needed, to gather additional information or clarification on an investor;

●	Providing a dedicated account manager;

●	Providing ongoing advice to Issuer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

●	Consulting with Issuer regarding any material changes to the Form 1A which may require an amended filing; and

●	Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Fees are calculated as follows:

●	One hundred (100) basis points on the aggregate amount accepted in the Offering, calculated based on the amount accepted into the Offering during the immediately preceding month.

DealMaker Technology Fees:*

A.	Platform Hosting and Maintenance Fees: $1,500

Includes:

●	Deal portal powered by DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions

●	Full Analytics suite to track all aspects of the offering and manage the conversion of prospective investors into actual investors.

●	Seats for up to 10 users (including legal, compliance, broker-dealer and transfer agent) Fees are payable at the beginning of each month

B.	Transaction Fees

Includes:

a.	General

i.	$15 per electronic signature executed on DealMaker platform

ii.	$15 per payment reconciled via DealMaker platform

b.	Payment Processing Fees

i.	Secure Bank-to-Bank Payments (USD) - 2.00%

ii.	Credit Card Processing - 4.50%

iii.	Express Wires - 1.00%

iv.	Per Investor Refund Fee - $50.00

v.	Failed Payment Fee -- $5.00

vi.	Reconciliation Report - $250

c.	AML Searches (required for Reg A offerings)

i.	AML Search (individual) — $2.50

ii.	AML Search (corporate) — $25.00

*	DealMaker Technology is provided by Novation Solutions Inc. O/A DealMaker. Customer hereby agrees to the terms set forth in the DealMaker Terms of Service linked [here].

/s/ Arshad Hisham
Authorized Representative

DealMaker Transfer Agent Services* - $2,500

Includes

●	Upload of existing shareholder list

●	Issuer review and compliance package (directors’ resolutions, etc)

●	Fees for additional services are listed on the DMTA Rate Card [here] and subject to change

*	Customer hereby engages and retains DealMaker Transfer Agent LLC, a registered Transfer Agent, to provide the applicable services described [here].

/s/ Arshad Hisham
Authorized Representative

Services DO NOT include providing any investment advice nor any investment recommendations to any investor.

Issuers may elect to levy an administrative fee for online purchasers in an amount to be determined by the issuer.

Signature Certificate

Reference number: MRKNM-2GRYS-BN4EX-7W6PZ

Signer	Timestamp	Signature
Mat Goldstein Email: mgoldstein@dealmakersecurities.com		Mat Goldstein
Sent:	30 Mar 2023 13:39:20 UTC	
Viewed:	04 Apr 2023 18:23:44 UTC	
Signed:	04 Apr 2023 18:23:58 UTC	
Recipient Verification:		IP address: 66.207.193.162
✔Email verified	04 Apr 2023 18:23:44 UTC	Location: Toronto, Canada
Arshad Hisham Email: arshad.hisham@getaido.com Shared via link		Arshad Hisham
Sent:	30 Mar 2023 13:39:20 UTC	IP address: 49.37.169.238
Viewed:	30 Mar 2023 14:12:31 UTC	Location: Bengaluru, India
Signed:	12 Apr 2023 05:22:10 UTC	

Document completed by all parties on:
12 Apr 2023 05:22:10 UTC

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